Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. Sec.1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Terry G. Roussel and Sharon C. Kaiser, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge, the Annual Report of Cornerstone Healthcare Plus REIT, Inc. on Form 10-K for the twelve month period ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Cornerstone Healthcare Plus REIT, Inc.

/s/ TERRY G. ROUSSELL
Date: March 23, 2011	Terry G. Roussel
Chief Executive Officer (Principal Executive Officer)

/s/ SHARON C. KAISER
Date: March 23, 2011	Sharon C. Kaiser
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)